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510-510 Burrard Street, Vancouver, B.C. CANADA V6C 3A8

Tel: (604) 684-2285     Toll Free: 1-800-789 ATNA     Fax: (604) 684-8887

E-mail: atna@atna.com     Website: www.atna.com

MANAGEMENT INFORMATION CIRCULAR

As at March 31, 2004

unless otherwise noted

SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the management of ATNA RESOURCES LTD. (the "Company"), at the time and place and for the purposes set forth in the Notice of Meeting.

Note:

The term "shareholder" as defined in the Business Corporations Act S.B.C. 2002, c.57 (the " Act"), except in section 385, mean a person whose name is entered in a securities register of a company as a registered owner of a share of the company or, until such an entry is made for the company:

(a)

in the case of a company incorporated before the coming into force of the Act, a subscriber, or

(b)

in the case of a company incorporated under the Act, an incorporated.

It is expected that the solicitation will be primarily by mail.  Proxies may also be solicited personally or by telephone by directors, officers or employees of the Company at nominal cost.  The cost of this solicitation will be borne by the Company.

ADVANCE NOTICE OF ANNUAL GENERAL MEETING

An advance notice of the Meeting inviting nominations for election as directors of the Company as required by Section 111 of the Company Act (British Columbia) was delivered to the Securities Commissions in British Columbia, Alberta, Ontario and Nova Scotia and to the Toronto Stock Exchange and was published in The Vancouver Province on March 17, 2004.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying Form of Proxy are nominees of the Company's management.  A shareholder desiring to appoint some other person (who need not be a shareholder) to represent him at the meeting may do so either by:

(a)

STRIKING OUT THE PRINTED NAMES AND INSERTING THE DESIRED PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE FORM OF PROXY; OR

(b)

BY COMPLETING ANOTHER PROPER FORM OF PROXY.

The completed proxy must be deposited at the office of Pacific Corporate Trust Company, 10th Floor, 625 Howe Street, Vancouver, B.C., V6C 3B8 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the meeting.

A shareholder who has given a proxy may revoke it by an instrument in writing delivered to the office of Pacific Corporate Trust Company, Corporate Trust Department, or to the registered office of the Company, 1040-999 West Hastings Street, Vancouver, B.C. V6C 2W2, at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, or to the Chairman of the meeting or any adjournment thereof, or in any other manner provided by law.

VOTING OF PROXIES

If the instructions as to voting indicated in the proxy are certain, the shares represented by the proxy will be voted on any poll and where a choice with respect to any matter to be acted upon has been specified in the proxy, the shares will be voted on any poll in accordance with the specifications so made.  IF A CHOICE IS NOT SO SPECIFIED, IT IS INTENDED THAT THE PERSON DESIGNATED BY MANAGEMENT IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOUR OF EACH MATTER IDENTIFIED ON THE FORM OF PROXY AND FOR THE NOMINEES OF MANAGEMENT FOR DIRECTORS AND AUDITOR.

The form of proxy accompanying this Information Circular confers discretionary authority upon the named proxyholder with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the meeting.  As of the date of this Information Circular, the management of the Company knows of no such amendment or variation or matters to come before the meeting other than those referred to in the accompanying Notice of Meeting.

NOTICE TO BENEFICIAL HOLDERS OF COMMON SHARES

The information in this section is of significant importance to many shareholders, as a substantial number of shareholders do not hold Shares registered in their own names.  These shareholders (“Beneficial Shareholders”) should note that only proxies deposited by persons whose names appear on the register of shareholders of the Company (“Registered Shareholders”) can be recognized and acted upon at the Meeting.  If Shares are listed in an account statement provided to a shareholder by a broker, then, in almost all cases, those shares will not be registered in the name of the shareholder on the Company’s Register of Shareholders.  Such shares will, more likely, be registered under the name of the shareholder’s broker or its nominee.  In Canada, the vast majority of such Shares are registered under the name of CDS & Co., which acts as a nominee for many Canadian brokerage firms.  Shares held by brokers for their clients can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder.  Without specific instructions, the broker/nominees are prohibited from voting the Shares for their clients.  The Company does not know for whose benefit the Shares registered in the name of CDS & Co. are held.

Applicable regulatory policy requires intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings.  Every intermediary/broker has its own mailing procedures, and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Shares are voted at the Meeting.  Often, the form of proxy supplied to a Beneficial Shareholder by a broker is identical to the form of proxy provided to Registered Shareholders.  However, its purpose is limited to instructing the broker/nominee how to vote on behalf of the Beneficial Shareholder.  Most brokers delegate responsibility for obtaining instructions from clients to ADP Investor Communications (“ADP”).  ADP typically provides Beneficial Shareholders with their own form of proxy, and asks Beneficial Shareholders to return the proxy forms to ADP or to vote their Shares by telephone.  A Beneficial Shareholder receiving such a proxy from ADP cannot use that proxy to vote his or her shares directly at the Meeting.  Accordingly, it is strongly recommended that Beneficial Shareholders return their completed proxies, or record their votes by telephone with ADP, well in advance of the Meeting.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere herein, none of the following persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon other than the election of directors or the appointment of auditors:

(a)

any director or executive officer of the Company at any time since the commencement of the Company's last completed financial year;

(b)

any proposed nominee for election as a director of the Company; and

(c)

any associate or affiliate of any of the foregoing persons.

FINANCIAL STATEMENTS, DIRECTORS REPORT, MANAGEMENT’S DISCUSSION AND ANALYSIS & ADDITIONAL INFORMATION

The Report of the Directors to Shareholders and the consolidated financial statements of the Company for the year ended December 31, 2003 (the “Financial Statements”), together with the Auditors’ Report thereon, will be presented to the shareholders at the Meeting.  These documents are being mailed to shareholders with this Information Circular.

Additional information relating to the Company may be found on SEDAR at www.sedar.com.  A securityholder may contact the Company to request copies of the Company’s financial statements and Management’s Discussion and Analysis (“MD&A”).  Financial information is provided in the Company’s comparative financial statements and MD&A for its most recently completed financial year.

APPOINTMENT AND REMUNERATION OF AUDITOR

The management of the Company will recommend to the Meeting to appoint De Visser Gray, of 401-905 West Pender Street, Vancouver, B.C. V6C 1L6, as auditor of the Company to hold office until the close of the next Annual General Meeting of shareholders.  It is proposed that the remuneration to be paid to the auditor be fixed by the directors.

De Visser Gray was first appointed auditor of the Company on February 1, 1994.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue 150,000,000 Shares divided into 100,000,000 Common Shares without par value (the "Common Shares") and 50,000,000 Preferred shares without par value.  30,464,667 Common Shares and no Preferred Shares are issued and outstanding.

Only the holders of Common Shares are entitled to vote at the Meeting and the holders of Common Shares are entitled to one vote for each Common Share held.  The directors of the Company fixed April 8, 2004 as the record date for the determination of the shareholders entitled to vote at the Meeting.

To the knowledge of the directors and senior officers of the Company, there is no person beneficially owning, directly or indirectly, or exercising control or direction over, voting securities carrying more than 10% of the voting rights attached to any class of voting securities of the Company.

DETERMINATION OF NUMBER OF DIRECTORS

The Company's Board of Directors is divided into three classes and the directors in each class have different terms of office.  The directors in each class are elected at an annual general meeting to hold office for a term of three years or until their successors are duly elected or appointed, unless such office is earlier vacated in accordance with the Articles of the Company or a director becomes disqualified to act as a director.  The authority to determine the number of directors of the Company rests with the shareholders.

The Articles of the Company provide that the number of directors, excluding additional directors, may be fixed or changed from time to time by ordinary resolution whether previous notice thereof has been given or not.  Management proposes to determine the number of directors comprising the Board of Directors at five and the approval of the shareholders is therefore being sought in this regard.

ELECTION OF DIRECTORS

The Company's Board of Directors presently has five members since a vacancy created in December 2003 has not been filled.  At the Meeting, one director is to be elected, to hold office for the term expiring at the Annual General Meeting in 2007 or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the Articles of the Company or he becomes disqualified to act as a director.  In the absence of instructions to the contrary, the enclosed Proxy will be voted for such one director, whose term of office expires at the Meeting.

The terms of office of the other four directors who are not nominees for election expire at the Annual General Meetings in 2005 and 2006, respectively.

MANAGEMENT DOES NOT CONTEMPLATE THAT THE NOMINEE WILL BE UNABLE TO SERVE AS A DIRECTOR.  IN THE EVENT THAT, PRIOR TO THE MEETING, ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES HEREIN LISTED, IT IS INTENDED THAT DISCRETIONARY AUTHORITY BE EXERCISED BY MANAGEMENT TO VOTE THE PROXY FOR THE ELECTION OF ANY OTHER PERSON(S) AS DIRECTOR(S).

The following information concerning the directors has been furnished by the respective directors:

Name, Province/State and Country of Ordinary Residence	Present principal occupation, business or employment and, if not elected a director by a vote of security holders, principal occupation, business or employment during the past five years(2)	Term of service as a director of the Company and Proposed Expiry Date and First and Last Position in the Company	Approx. no. of voting securities beneficially owned, directly or indirectly or over which direction or control is exercised(3)
Nominee for Election – Director whose term of office will expire at the Annual General Meeting in 2007
David H. Watkins British Columbia, Canada	President, Chief Executive Officer and Director of the Company	President and Chief Executive Officer, Mar.22/2000 to date	591,380
Directors whose term of office will expire at the Annual General Meeting in 2006
Glen D. Dickson (4)(5) British Columbia, Canada	Geologist; Chairman and Chief Executive Officer, Gold-Ore Resources Ltd., Nov./2002 to date	Chairman and Director, Dec.05/2002 to date	60,000
Wilson J. Barbour(4) Ontario, Canada	Independent Financial Consultant	Director, May 20/2003 to date	75,000
Directors whose terms of office will expire at the Annual General Meeting in 2005
William J. Coulter (4)(5) British Columbia, Canada	Chairman and Chief Executive Officer, Commander Resources Ltd., Feb./2004 to date; President, Major General Resources Ltd., August 1999 to Feb./2004	Director, Jun.01/1984 to date	334,875(6)
James K.B. Hesketh (4)(5) Colorado, United States	Vice-President, RMB Resources (Cayman) Limited, Jan./2004 to date;	Director, Sep.20/2001 to date	Nil

(1)

For the purposes of disclosing positions held in the Company, "Company" shall include the Company and/or a parent or subsidiary thereof.

(2)

Unless otherwise stated above, each of the above-named nominees has held the principal occupation or employment indicated for at least five years.

(3)

Securities beneficially owned by directors is based on information furnished to the Company by the nominees.

(4)

Member of Audit Committee.

(5)

Member of the Compensation Committee.

(6)

79,500 of these shares are registered in the name of Binjas Holdings Ltd. and 22,000 of these shares are registered in the name of Jay Willy Trading Co. Ltd., both non-reporting companies, controlled by William J. Coulter.

STATEMENT OF EXECUTIVE COMPENSATION

Reference is made to Schedule "A" attached hereto and forming a part hereof.

INCENTIVE STOCK OPTIONS

(a)

Summary of General Requirements

At the Company's Annual General Meeting held on May 20, 2003, the shareholders approved an amendment to the Company’s Employee Incentive Stock Option Plan (the “Plan”) so that up to a total of 3,934,000 common shares may be allocated and reserved for option. As of the date hereof, 2,530,500 common shares have been granted under the Existing Plan so that 1,403,500 common shares are available for option under the Existing Plan.

The Plan complies with the rules set forth for such plans by The Toronto Stock Exchange (the “Exchange”) and provides for the issuance of options to directors, officers and employees of the Company and its subsidiaries to purchase common shares of the Company.  The stock options are issued at the discretion of the Board of Directors.  The exercise price must not be lower than the "market price" of the common shares on the Exchange at the time of grant.  In the context of the Plan, "market price" means the closing price of the Company's shares on the Exchange at the close of trading which immediately preceded the time that the option was granted.  If the shares of the Company do not trade on such day, the "market price" shall be the average of the bid and the ask prices on the previous trading day.

The Plan also provides for a maximum term of 10 years for all options.

The objective of the Plan is to provide for and encourage ownership of common shares of the Company by its directors, officers and key employees and those of any subsidiary companies so that such persons may increase their stake in the Company and benefit from increases in the value of the common shares.  The Plan is designed to be competitive with the benefit programs of other companies in the natural resource industry.  It is the view of management that the Plan is a significant incentive for the directors, officers and key employees to continue and to increase their efforts in promoting the Company's operations to the mutual benefit of both the Company and such individuals.

(b)

Granting of Options

During the most recently completed financial year (January 1, 2003 to December 31, 2003) (the "Financial Period"), the Company granted the following incentive stock options to its directors and other insiders:

Name of Optionee	Date of Grant	No. of Shares	Consideration received for Options	Exercise Price Per Share	Expiry Date
Robert J. McLeod(1)	Feb.06/2003	100,000	Nominal	$0.29	Feb.06/2006
Wilson J. Barbour	Jun.02/2003	150,000	Nominal	$0.23	Jun.02/2006
William J. Coulter	Jun.16/2003	125,000	Nominal	$0.25	Jun.16/2006
Glen D. Dickson	Jun.16/2003	25,000	Nominal	$0.25	Jun.16/2006
James K.B. Hesketh	Jun.16/2003	25,000	Nominal	$0.25	Jun.16/2006
David H. Watkins	Jun.16/2003	500,000	Nominal	$0.25	Jun.16/2006
Peter R. DeLancey(2)	Jun.16/2003	200,000	Nominal	$0.25	Jun.16/2006
Teresa Cheng	Jun.16/2003	175,000	Nominal	$0.25	Jun.16/2006
Robert J. McLeod(1)	Jun.16/2003	100,000	Nominal	$0.25	Jun.16/2006
Michael Williams(3)	Jun.16/2003	100,000	Nominal	$0.25	Jun.16/2006

(1)

Mr. McLeod resigned as an officer of the Company effective January 31, 2004 and, exercised all of such options.

(2)

Mr. DeLancey resigned as a director of the Company effective December 15, 2003 and, prior thereto, exercised the subject option as to 100,000 shares.

(3)

Mr. Williams resigned as an officer of the Company effective January 31, 2004 and exercised all of such options.

Subsequent to the end of the Financial Period, the Company granted the following incentive stock option to an insider:

Name of Optionee	Date of Grant	No. of Shares	Consideration received for Options	Exercise Price Per Share	Expiry Date
William R. Stanley	Jan.09/2004	250,000	Nominal	$0.50	Jan.09/2007

Reference is made to the section captioned "Election of Directors" for further details with respect to the present positions of the aforesaid persons and number of shares held in the Company.

(c)

Exercise of Options

The following are particulars of incentive stock options exercised by the directors and other insiders of the Company during the Financial Period:

No. of Shares	Exercise Price Per Share	Date of Exercise	Closing Price per Share on Exercise Date	Aggregate Net Value (1)
40,000	$0.20	Sep.23/2003	$0.38	$7,200
20,000	$0.25	Sep.24/2003	$0.38	$2,600
75,000	$0.23	Oct.06/2003	$0.34	$8,250
35,000	$0.20	Oct.20/2003	$0.40	$7,000
80,000	$0.25	Oct.21/2003	$0.46	$16,800
100,000	$0.25	Dec.02/2003	$0.60	$35,000
50,000	$0.34	Dec.18/2003	$0.51	$8,500

(1)

Aggregate net value represents the market value at exercise less the exercise price at the date of exercise.

(d)

Summary of Number of Securities under Option

In summary:

(i)

incentive stock options to purchase a total of 1,530,000 common shares without par value were granted during the Financial Period, of which options to purchase up to a total of 1,500,000 common shares were granted to insiders.

(ii)

as at the date hereof, incentive stock options to purchase up to a total of 1,840,000 common shares are outstanding, of which options to purchase up to a total of 1,520,000 shares pertain to insiders.

ADVANCE SHAREHOLDER APPROVAL FOR THE ISSUANCE OF A NUMBER OF SHARES BY PRIVATE PLACEMENT THAT EXCEEDS 25% OF THE COMPANY'S ISSUED AND OUTSTANDING SHARE CAPITAL

The Company from time to time investigates opportunities to raise financing on advantageous terms.  It expects to undertake one or more financings over the next year and expects some of them to be structured as private placements.

Under the rules of The Toronto Stock Exchange (the "Exchange") the aggregate number of shares of a listed company which are issued or made subject to issuance (i.e. issuable under a share purchase warrant or option or other convertible security) by way of one or more private placement transactions during any particular six-month period must not exceed 25% of the number of shares outstanding (on a non-diluted basis) prior to giving effect to such transactions (the "Exchange 25% Rule"), unless there has been shareholder approval of such transactions.

The application of the Exchange 25% Rule may restrict the availability to the Company of funds which it may wish to raise in the future by private placement of its securities.

In particular, management of the Company considers it to be in the best interests of the Company to solicit private placement funds for working capital and Company operations.  The Exchange has a working practice that it will accept advance approval by shareholders in anticipation of private placements that may otherwise exceed the Exchange 25% Rule, provided such private placements are completed within 12 months of the date such advance shareholder approval is given.

The Company's issued and outstanding share capital as of the date of this Information Circular was 30,464,667 Common Shares and the Company proposes that the maximum number of shares which either would be issued or made subject to issuance under one or more private placements in the 12-month period commencing May 13, 2004 would not exceed 30,464,667 Common Shares, or 100% of the Company’s issued and outstanding share capital as of the date of this Information Circular.

Any private placement proceeded with by the Company under the advance approval being sought at the Meeting will be subject to the following additional restrictions:

(a)

it must be substantially with parties at arm's length to the Company;

(b)

it cannot materially affect control of the Company;

(c)

it must be completed within a 12-month period following the date advance shareholder approval is given; and

(d)

it must comply with the private placement pricing rules of the Exchange which currently require that the issue price per common share must not be lower than the closing market price of the common shares on the Exchange on the trading day prior to the date notice of the private placement is given to the Exchange (the "Market Price"), less the applicable discount as follows:

Market Price	Maximum Discount Therefrom
$0.50 or less	25%
$0.51 to $2.00	20%
Above $2.00	15%

(For these purposes, a private placement of unlisted convertible securities is deemed to be a private placement of the underlying listed securities at an issue price equal to the lowest possible price at which the securities are convertible by the holders thereof.)

In any event, the Exchange retains the discretion to decide whether or not a particular placement is "substantially" at arm's length or will materially affect control, in which case specific shareholder approval may be required.

In anticipation that the Company may wish to enter into one or more private placements in the next 12 months that will result in it issuing and/or making issuable such number of its common shares, taking into account any shares that may be issued upon exercise of any warrants, options or other rights granted in connection with the private placements, that will exceed the Exchange 25% Rule, the Company requests its shareholders to pass an ordinary resolution on the following terms:

"BE IT RESOLVED, with or without amendment, as an ordinary resolution, that the issuance by the Company in one or more private placements during the 12-month period commencing May 13, 2004 of such number of securities that would result in the Company issuing or making issuable up to 30,464,667 common shares, or 100% of the Company’s issued and outstanding share capital, as more particularly described in and subject to the restrictions described in the Company's Information Circular, dated March 31, 2004, is hereby approved."

The directors of the Company believe the passing of the ordinary resolution to be in the best interests of the Company and recommend the shareholders vote in favour of the resolution.  In the event the resolution is not passed, the Exchange will not approve any private placements that result in the issuance or possible issuance of a number of shares which exceeds the Exchange 25% Rule, without specific shareholder approval.  Such restriction could impede the Company's timely access to required funds on favourable terms.

In the event that the shareholders do not pass the resolution authorizing the Company to issue up to 100% of the number of Common Shares outstanding as at the date of the Meeting by way of private placements with arm's length subscribers, the Company may be required to seek specific shareholder approval for private placements negotiated thereafter.

An ordinary resolution requires the approval of a simple majority of the votes cast by those shareholders of the Company who, being entitled to do so, vote in person at a general meeting of the Company.

INDEBTEDNESS TO COMPANY OF DIRECTORS AND EXECUTIVE OFFICERS

None of the directors, executive officers and senior officers of the Company or any of its subsidiaries, proposed nominees for election or associates of such persons is or has been indebted to the Company (other than routine indebtedness) in excess of $50,000 at any time for any reason whatsoever, including the purchase of securities of the Company or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Since the commencement of the Company's last completed financial year, other than as disclosed elsewhere herein, no informed person of the Company, any proposed director of the Company or any associate or affiliate of any informed person or proposed director has any material interest, direct or indirect, in any transaction or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

However, reference is made to the heading "Incentive Stock Options ".

MANAGEMENT CONTRACTS

There are no management functions of the Company or any of its subsidiaries which are to any substantial degree performed by a person other than a director or executive officer of the Company or any of its subsidiaries.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

It is not known that any other matters will come before the meeting other than as set forth above and in the Notice of Meeting accompanying this Information Circular, but if such should occur the persons named in the accompanying Form of Proxy intend to vote on them in accordance with their best judgement exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Meeting and other matters which may properly come before the meeting or any adjournment thereof.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Toronto Stock Exchange (the “TSE”) requires listed companies to report annually to their shareholders on their corporate governance practices and policies with reference to the guidelines (the “Guidelines”) set forth by the TSE in its “Report of the Toronto Stock Exchange Committee on Corporate Governance” (the “TSE Report”).  The latest Guidelines deal with the composition of the Board and its committees, the mandate and responsibility of the Board, and the processes followed by the Board in carrying out its mandate.  Compliance with these Guidelines is not mandated by law and the TSE Report acknowledges that the unique characteristics of individual corporations will result in varying degrees of compliance with such Guidelines.

The Company is also in substantial compliance with CSA’s Multilateral Instrument 52-110 pertaining to audit committees that came into force on March 30, 2004 and is applicable in 2004 (the “Canadian Audit Committee Rules”), and with proposed corporate governance guidelines released for comment by the CSA on January 16, 2004 which are expected to be in force in 2005 (“Proposed Canadian Governance Guidelines”).

The “Statement of Corporate Governance Practices of the Company as Compared to the Current TSX Guidelines for Corporate Governance” is attached to this Information Circular as Schedule “B”.  It has been approved by the Board of Directors.  Additional information on the Company’s Board of Directors and its committees is set forth below.

A.

Mandate and Responsibility of the Board

The Board of Directors is responsible for supervising management in carrying on the business and affairs of the Company.  Directors are required to act and exercise their powers with reasonable prudence in the best interests of the Company.  The Board agrees with and confirms its responsibility for overseeing management's performance in the following particular areas set forth in the Guidelines:

•

the strategic planning process of the Company;

•

identification and management of the principal risks associates with the business of the Company;

•

planning for succession of management;

•

the Company's policies regarding communications with its shareholders and others; and

•

the integrity of the internal controls and management information systems of the Company.

In carrying out its mandate, the Board relies primarily on management to provide it with regular detailed reports on the operations of the Company and its financial position.  The Board reviews and assesses these reports and other information provided to it at meetings of the full Board and of its committees.  One key member of management is a member of the Board, giving the Board direct access to information on their areas of responsibility.  Other management personnel regularly attend Board meetings to provide information and answer questions.  Directors also consult from time to time with management and visit the operations of the Company.  The reports and information provided to the Board include details concerning the monitoring and management of the risks associated with the Company's operations, such as compliance with safety standards and legal requirements, environmental issues and the financial position and liquidity of the Company.  At least annually, the Board reviews management's report on its business and strategic plan and any changes with respect to risk management and succession planning.

B.

Composition of the Board

The Company appointed Glen D. Dickson as the Chairman and a director of the Company on December 5, 2002.  The Chairman assists the Board to function independently of management.

The Board is comprised of five directors.  One director, who is also an officer, is an employee of the Company and is involved in management of the Company.  The Board considers that the four remaining directors are "unrelated directors" for the purposes of the Guidelines since it considers that they are independent of management and free from any interests or any other business or other relationships which could, or could reasonably be perceived to, materially interfere with their ability to act or exercise judgment in the best interests of the Company.  If any conflict of interest situation arises, the directors involved abstain from voting, in accordance with corporate law principles.

Accordingly, the Board considers that the composition of the Board meets the Guidelines.  The Board also considers that its composition fairly reflects the shareholdings in the Company.

The Board considers its size to be appropriate and effective for the carrying out of its responsibilities.

C.

Description of Board Committees

The Board has established two full-time committees, an Audit Committee and a Compensation Committee.  Consistent with the Guidelines, these committees are comprised entirely of unrelated directors.

The Board has adopted a charter with respect to its Audit and Compensation Committees and a Code of Ethics for Officers, as more fully set forth below:

1.

Audit Committee Charter

Purpose

A.

The Committee serves as the representative of the Board for the general oversight of the Company’s affairs relating to:

•

the internal controls and management information systems of the Company

•

the quality and integrity of the Company’s financial statements

•

the Company’s compliance with legal and regulatory requirements

•

the auditor’s qualifications and independence; and

•

the performance of the Company’s internal audit function and auditors.

B.

Through its activities, the Committee facilitates open communication among directors, auditors and management by meeting in private sessions regularly with these parties.

C.

The Committee also provides oversight regarding significant financial matters, including borrowing, currency exposure, dividends, share issuance and repurchases, and the financial aspects of the Company’s benefit plans.

Committee Membership

The Audit Committee of the Board of Directors (the “Board”) shall consist of at least three directors.  Each member of the Audit Committee shall meet the listing standards relating to independence of the Toronto Stock Exchange (the “Exchange”) and all other applicable regulatory authorities.  Under the Sarbanes-Oxley Act, at least one member of the Committee must be a “financial expert”, whose qualifications include financial literacy, independence and accounting or related financial expertise.  The Audit Committee shall report to the Board.  A majority of the members of the Committee shall constitute a quorum.  The members of the Audit Committee shall be appointed and replaced by the Board.

Meetings and Procedures

A.

The Audit Committee shall convene at least four times a year.

B.

It shall endeavour to determine that auditing procedures and controls are adequate to safeguard Company assets and to assess compliance with Company policies and legal requirements.

Responsibilities

A.

The Audit Committee shall:

1.

Have the sole authority to select, compensate, oversee, evaluate and, where appropriate, replace the auditor.

2.

Annually review the management arrangements for the Company.

3.

Annually review and approve the proposed scope of each fiscal year’s internal and outside audit at the beginning of each new fiscal year.

4.

Review and approve any audit and non-audit services and fees to be provided by the Company’s auditor.

5.

At,  or shortly after the end of each fiscal year, review with the auditor and management, the audited financial statements and related opinion and costs of the audit of that year.

6.

Review funding and investment policies, implementation of funding policies and investment performance of the Company’s benefit plans.

7.

Provide any recommendations, certifications and reports that may be required by the Exchange or applicable regulatory authorities including the report of the Audit Committee that must be included in the Company’s annual proxy statement.

8.

Review and discuss the annual audited financial statements and quarterly financial statements with management and the auditor.

9.

Have the authority to engage independent counsel and other advisers as it determines necessary to carryout its duties.  The company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of compensation to any advisers employed by the Audit committee and to the auditor employed by the Company for the purpose of rendering or issuing an audit report.

10.

Discuss with management and the auditor the Company’s policies with respect to risk assessment and risk management.

11.

Meet separately, periodically, with management and the auditor.

12.

In consultation with the auditor and management, review the integrity of the Company’s financial reporting process.

13.

Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.

Review with the auditor:

(a)

any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the auditor’s activities or on access to requested information, and any significant disagreements with management; and

(b)

management’s responses to such matters.

15.

Review and discuss with the auditor the responsibility, budget and staffing of the Company’s internal audit function.

16.

Report regularly to the Board.  Such report to the Board may take the form of an oral report by the Chairman or any other member of the Audit Committee designated by the Audit Committee to make such report.

17.

Perform a review and evaluation, at least annually, of the performance of the Audit committee.  In addition, the Audit Committee shall review and reassess, at least annually, the adequacy of this Charter and recommend to the Board any improvements to this Charter that the Audit Committee considers necessary or valuable.  The Audit Committee shall conduct such evaluations and reviews in such manner as it deems appropriate.

2.

Compensation Committee Charter

Purpose

The Compensation Committee is appointed by the Board  to discharge the Board’s responsibilities relating to compensation to the Company’s executive.  The Compensation Committee has overall responsibility for approving and evaluation the management, the compensation plans, policies and programs of the Company.  The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Committee Membership

The Compensation Committee shall consist of no fewer than three members, each of whom shall be a director of the Company.  Each member of the Compensation Committee shall meet the listing standards relating to independence of The Toronto Stock Exchange and all other applicable regulatory authorities.  The Compensation Committee shall report to the Board.  A majority of the members of the Compensation Committee shall constitute a quorum.  The members of the Compensation Committee shall be appointed and replaced by the Board.

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Committee Authority and Responsibilities

1.

The Compensation Committee shall annually review and approve corporate goals and objectives relevant to compensation, evaluate management’s performance in light of those goals and objectives, and determine management’s compensation levels based on this evaluation.  In determining the long-term incentive component of management compensation, the Compensation Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to management at comparable companies, the awards given to management in past years, and other factors it deems appropriate.

2.

The Compensation Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of management compensation and shall have sole authority to approve the consultant’s fees and other retention terms, all at the Company’s expense.

3.

The Compensation Committee shall annually review and determine the compensation of management, including incentive-compensation plans and equity-based plans.

4.

The Compensation Committee shall annually review and approve, for management of the Company:

(a)

the annual base salary level;

(b)

the annual incentive opportunity level;

(c)

the long-term incentive opportunity level;

(d)

the terms of any employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate; and

(e)

any special or supplemental benefits.

5.

The terms of any employment agreements or contracts, including those for new hire, temporary employees or consultants, should be reviewed and approved by the Compensation Committee.

6.

The Compensation Committee may form and delegate authority to subcommittees, when appropriate.

7.

The Compensation Committee shall make regular reports to the Board.

8.

The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.  The Compensation Committee shall annually evaluate its own performance.

9.

The Compensation Committee, and each member of the Compensation Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by:

(a)

officers and other employees of the Company, whom such member believes to be reliable and competent in the matters presented; and

(b)

counsel, public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

3.

Code of Ethics for Officers

It is the policy of the Company that all officers, including the Chief Executive Officer and the Chief Financial Officer, adhere to and advocate the following principles governing their professional and ethical conduct in the fulfillment of their responsibilities:

1.

Act with honesty and integrity, avoiding actual or apparent conflicts between his or her personal, private interest and the interest of the Company, including receiving improper personal benefits as a result of his or her position.

2.

Provide stakeholders with information that is accurate, complete, objective, relevant, timely and understandable.

3.

Comply with the laws of federal, provincial and local governments applicable to the Company, and the rules and regulations of private and public regulatory agencies having jurisdiction over the Company.

4.

Act in good faith, responsibly, with due care and diligence, without misrepresenting or omitting material facts or allowing independent judgment to be compromised.

5.

Respect the confidentiality of information acquired in the course of the performance of his or her responsibilities except when authorized or otherwise legally obligated to disclose.  Do not use confidential information, acquired in the course of the performance of his or her responsibilities, for personal advantage.  Do not compete directly or indirectly with the Company.

6.

Proactively promote ethical behaviour among subordinates and peers.

7.

Use corporate assets and resources employed or entrusted in a responsible manner.

8.

Advance the Company’s legitimate interest and proactively promote high integrity as a responsible member of his or her business team and/or in his or her work environment.

The Company’s corporate governance practices substantially comply with the Guidelines for Improved Corporate Governance in Canada adopted by the Toronto Stock Exchange.

D.

Board Approvals and Review

No formal description has yet been established of the types of decisions by the Company which will require prior Board approval.  To date, all substantive decisions involving acquisitions, major financings, major asset sales, budgets and major business initiatives have been referred to the Board.  Having regard to the size of the Board (five) and the relatively frequent and active nature of the current Board involvement in the Company’s business affairs, no formal mechanism related to nominations for the Board or review of performance of Board members is contemplated.  As and when the Company’s activities evolve beyond the early stages of exploration for mineral interests, Board size and review criteria will likely be further considered.

E.

Board Independent of Management

It is the responsibility of the Chairman to ensure that the Board operates independently of management.  The Board reviews at least annually the existence of any relationships between each director and the Company to ensure that the majority of directors are unrelated to and independent of the Company.  The Chairman has the discretion to meet with unrelated directors, as and when the circumstances warrant.

F.

Shareholder Feedback and Liaison

For the past five years, shareholder inquiries and concerns have been dealt with prior to January 2004 by Michael Williams, Vice-President.  The Company has an Investor Relations Manager for direct communication with investors, to maintain a current website (www.atna.com) and to respond to toll-free calls (1-800-789-2862) and e-mails at (atna@atna.com) and filings via SEDAR (www.sedar.com).

BOARD APPROVAL

The contents of this Information Circular, including the schedules thereto, and the sending thereof to shareholders entitled to receive notice of the Meeting, to each director, to the auditors of the Company and to the appropriate governmental agencies, have been approved in substance by the directors of the Company pursuant to resolutions passed as of March 31, 2004.

CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

BY ORDER OF THE BOARD

Atna Resources Ltd.

/s/ David H. Watkins

David H. Watkins, President

Schedule "A" to the Information Circular of

Atna Resources Ltd. (the "Company")

STATEMENT OF EXECUTIVE COMPENSATION

For the purposes of this Information Circular:

(a)

"Chief Executive Officer” or “CEO" means each individual who served as chief executive officer of the Company or acted in a similar capacity during the most recently completed financial year;

(b)

"Chief Financial Officer" or “CFO” means each individual who served as chief financial officer of the Company or acted in a similar capacity during the most recently completed financial year;

(c)

“long-term incentive plan” or “LTIP” means a plan providing compensation intended to motivate performance over a period greater than one financial year.  LTIPs do not include option or SAR plans or plans for compensation through shares or units that are subject to restrictions on resale;

(d)

“measurement period” means the period beginning at the “measurement point” which is established by the market close on the last trading day before the beginning of the Company’s fifth preceding financial year, through and including the end of the company’s most recently completed financial year.  If the class or series of securities has been publicly traded for a shorter period of time, the period covered by the comparison may correspond to that time period;

(e)

"Named Executive Officers" or “NEOs” means the following individuals:

(i)

each CEO;

(ii)

each CFO;

(iii)

each of the Company's three most highly compensated executive officers, other than the CEO and CFO, who were serving as executive officers at the end of the most recently completed financial year and whose total salary and bonus exceeds $150,000; and

(iv)

any additional individuals for whom disclosure would have been provided under (iii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the most recently completed financial year end.

(f)

“normal retirement age” means normal retirement age as defined in a pension plan or, if not defined, the earliest time at which a plan participant may retire without any benefit reduction due to age;

(g)

“options” includes all options, share purchase warrants and rights granted by a company or its subsidiaries as compensation for employment services or office.  An extension of an option or replacement grant is a grant of a new option.  Also, options includes any grants made to an NEO by a third party or a non-subsidiary affiliate of the Company in respect of services to the Company or a subsidiary of the Company.

(h)

“plan” includes, but is not limited to, any arrangement, whether or not set forth in any formal document and whether or not applicable to only one individual, under which cash, securities, options, SARs, phantom stock, warrants, convertible securities, shares or units that are subject to restriction on resale, performance units and performance shares, or similar instruments may be received or purchased.  It excludes the Canada Pension Plan, similar government plans and group life, health, hospitalization, medical reimbursement and relocation plans that are available generally to all salaried employees (for example, does not discriminate in scope, terms or operation in favour of executive officers or directors);

(i)

“replacement grant” means the grant of an option or SAR reasonably related to any prior or potential cancellation of an option or SAR;

(j)

“repricing” of an option or SAR means the adjustment or amendment of the exercise of base price of a previously awarded option or SAR.  Any repricing occurring through the operation of a formula or mechanism in, or applicable to, the previously awarded option or SAR equally affecting all holders of the class of securities underlying the option or SAR is excluded; and

(k)

“stock appreciation right” or “SAR” means a right, granted by the Company or any of its subsidiaries as compensation for employment services or office to receive cash or an issue or transfer of securities based wholly or in part on changes in the trading price of public traded securities.

A.

Executive Compensation

During the fiscal year ended December 31, 2003, the Company had one named executive officer (for the purposes of applicable securities legislation), namely David H. Watkins, the President and Chief Executive Officer, and Teresa Cheng, the Secretary and Chief Financial Officer (the “Named Executive Officers”).

The following table sets forth, for the periods indicated, the compensation of the Named Executive Officers:

		Annual Compensation			Long Term Compensation
					Awards		Payouts
NEO Name and Principal Position	Year (1)	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)(3)	Securities Under Options/ SARs granted (#)	Shares or Units subject to Resale Restrictions ($)(2)	LTIP payouts ($)	All Other Compen- sation ($)(4)
Peter R. DeLancey, Chairman(5) and Chief Geologist	2001 2002 2003	130,000 72,091 49,846	n/a n/a n/a	Nil Nil Nil	Nil Nil 200,000	Nil Nil n/a	Nil Nil n/a	588(8) 475(8) 67,268(9)
David H. Watkins President and Chief Executive Officer	2001 2002 2003	153,000 175,000 138,333	n/a n/a n/a	Nil Nil Nil	Nil Nil 500,000	Nil Nil Nil	Nil Nil Nil	392(8) 742(8) 56,427(10)
John Purkis Vice-President, Mining & Development	2001 2002 2003	145,000 330,247(6) n/a	n/a n/a n/a	Nil Nil n/a	Nil Nil n/a	Nil Nil n/a	Nil Nil n/a	588(8) 616(8) n/a
Peter Holbek Vice-President, Exploration	2001 2002 2003	90,000 255,000(7) n/a	n/a n/a n/a	Nil Nil n/a	Nil Nil n/a	Nil Nil n/a	Nil Nil n/a	521(8) 546(8) n/a
Teresa Cheng Secretary and Chief Financial Officer	2001 2002 2003	72,000 72,000 72,000	n/a n/a n/a	Nil Nil Nil	Nil Nil 175,000	Nil Nil Nil	Nil Nil Nil	$400(8) $505(8) $52,822 (11)

Notes:

(1)

Financial year for the period January 1 to December 31.

(2)

Includes the dollar value (net of consideration paid by the NEO) calculated by multiplying the closing market price of the Company’s free trading shares on the date of grant by the number of stock or stock units awarded.

(3)

Perquisites and other personal benefits, securities or property for the most three most recently completed financial years do not exceed the lesser of $50,000 and 10% of the total annual salary and bonus.

(4)

Including, but not limited to, amount paid, payable or accrued upon resignation, retirement or other termination of employment or change in control and insurance premiums with respect to term life insurance.

(5)

Peter R. DeLancey resigned and Glen D. Dickson was appointed as the Company’s Chairman effective December 5, 2002.

(6)

Includes severance payment of $185,247.

(7)

Includes severance payment of $180,000.

(8)

Term life insurance.

(9)

The parties agreed to terminate an employment agreement between the Company and Mr. DeLancey by paying one-third of the severance payment set out in the agreement.  The payment was term life insurance in the amount of $432 and 290,590 shares at $0.23 per share.

(10)

The parties agreed to terminate an employment agreement between the Company and Mr. Watkins by paying one-third of the severance payment set out in the agreement.  The payment was term life insurance in the amount of $910 and 241,380 shares at $0.23 per share.

(11)

The parties agreed to terminate an employment agreement between the Company and Ms. Cheng by paying one-third of the severance payment set out in the agreement.  The payment was term life insurance in the amount of $619 and 229,660 shares at $0.23 per share.

B.

Options and Stock Appreciation Rights ("SARs")

The following table sets forth details of incentive stock options granted to each of the Named Executive Officers during the most recently completed financial year (January 1, 2003 to December 31, 2003) (the "Financial Period"):

NEO Name	Securities under Options/SARs granted (#)	Percent of Total Options/SARs granted to Employees in Financial Period	Exercise or Base Price ($/Security)	Market Value of Securities underlying Options/SARs on the Date of Grant ($/Security)	Expiration Date
Teresa Cheng	175,000	11.44%	$0.25 per share	$0.25 per share	Jun.16/2006
David H. Watkins	500,000	32.68%(1)	$0.25 per share	$0.25 per share	Jun.16/2006

(1)

Reflected as a percentage of the total number of options to purchase common shares granted (1,530,000) during the Financial Period.

No incentive stock options were exercised by the Named Executive Officers during the Financial Period.

C.

Pension Plan

The Named Executive Officers do not participate in any defined benefit or actuarial plan.

D.

Termination of Employment, Change in Responsibilities and Employment Contracts

During the Financial Period, there were no employment contracts between the Company and any of its subsidiaries and the Named Executive Officers and there were no compensatory plans or arrangements, including payments to be received from the Company or any of its subsidiaries, with respect to the Named Executive Officers save and except as set forth below:

The Company entered into Termination Letters, dated January 17, 2003, with each of Peter R. DeLancey, David H. Watkins and Teresa Cheng (collectively the “Employees”) which provided that the Company pay 30% of the current cash severance payment of $175,175 in the form of 761,630 shares at a deemed price of $0.23 per share, representing the closing price of the Company’s shares on May 30, 2003 with respect to employment agreements entered into with each of the aforesaid persons.

By letters, dated January 21, 2003, as amended May 30, 2003, (the “Acceptance Letters”), the Employees accepted the Termination Letters and the subject shares were issued on June 2, 2003.

E.

Composition of Compensation Committee

The Board of Directors upon the advice of the Compensation Committee determines executive compensation for the Company.  The Compensation Committee is comprised of Glen D. Dickson, William J. Coulter and James K.B. Hesketh.

F.

Report on Executive Compensation

The Compensation Committee meets as required, but at least annually.  The Committee reviews management compensation policies and benefits, monitors management succession planning and conducts an annual review of the overall condition and quality of the Company's human resources.  In addition, the Committee has the specific mandate to review and approve executive compensation.  In carrying out its mandate, the Committee assesses on an annual basis the performance of the Chief Executive Officer against established objectives.  It also reviews performance reports submitted for other executive officers.

Compensation Philosophy and Process

The Compensation Committee reviews the compensation of the directors on an annual basis, taking into account such matters as time commitment, responsibility and compensation provided by comparable companies, and makes a recommendation to the Board for approval annually.

Chief Executive Officer Compensation Summary

For the period ended December 31, 2003, the Chief Executive Officer was compensated in the amount of $138,333 and received an incentive stock option to purchase up to 500,000 shares of the Company exercisable at a price of $0.25 per share at any time up to June 16, 2006.

G.

Performance Graph

The graph below compares the yearly percentage change in the cumulative total shareholder return on the Company's common shares against the cumulative total shareholder return of the TSE 300 Composite Index for the five-year period commencing December 31, 1998 and ending December 31, 2003.

The Company did not pay any dividends during the subject period.

FIVE YEAR CUMULATIVE TOTAL RETURN ON $100 INVESTMENT

ASSUMING DIVIDENDS ARE REINVESTED

(December 31, 1998 - December 31, 2003)

Cumulative Value of a $100 Investment as of December 31,
200.00
150.00
100.00
50.00
-
Dollars
1998
1999
2000
2001
2002
2003
Year
Company
S&P / TSX

The common shares of the Company are posted and listed for trading on The Toronto Stock Exchange.

H.

Compensation of Directors

During the Financial Period, no compensation was paid or is payable by the Company to the directors of the Company, other than the Chief Executive Officer (the “Other Directors”), or the Company’s subsidiaries, if any, for their services:

(a)

in their capacity as directors, including any amounts payable for committee participation or special assignments pursuant to any standard or other arrangements; or

(b)

as consultants or experts.

save and except as otherwise herein disclosed.

The Company has no pension plan or other arrangement for non-cash compensation to the Other Directors, except incentive stock options.  During the Financial Period, on June 2, 2003, one of the Other Directors was granted incentive stock options to purchase up to 150,000 common shares of the Company exercisable for a term of three years from the date of grant at $0.23 per share, and on June 16, 2003, certain of the Other Directors were granted incentive stock options to purchase up to 3 75 ,000 common shares of the Company exercisable for a term of three years from the date of grant at $0.25 per share.

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Schedule “B” to the Information Circular of

Atna Resources Ltd. (the "Company")

STATEMENT OF CORPORATE GOVERNANCE PRACTICES AS COMPARED TO THE CURRENT TSX GUIDELINES FOR CORPORATE GOVERNANCE

TSX Guidelines	Governance Procedures at the Company
Guideline 1 Does the Company align? Description of Approach

The Board of Directors should explicitly assume responsibility for the stewardship of the Company.  As part of that overall stewardship responsibility, the board of directors should assume responsibility for certain matters.

Yes

The Board has responsibility for the overall stewardship of the Company, establishing policies and standards of the Company in the operation of its businesses and reviewing and approving its strategic plans.  The Board has adopted a published set of Corporate Governance Guidelines that address the structure and composition of the Board and its committees and provides guidance to both the Board and management in clarifying their respective responsibilities and ensuring effective communication between the Board and management.  The Board reviews, discusses and approves various matters related to the Company’s strategic direction, business and operations, including the approval of acquisitions, dispositions and financings that are outside the normal course of business.

Guideline 1(a) Does the Company align? Description of Approach

Board of Directors should specifically assume responsibility for adoption of a strategic planning process

Yes

The Board believes that management is primarily responsible for the development of the Company’s strategic plan.  The Board reviews, questions, validates and approves the Company’s strategic plan on an annual basis and approves all material changes.  The Board also recognizes that strategic planning is a continuous process and consequently meets from time to time during the year as plans evolve which require its consideration or approval.

Guideline 1(b) Does the Company align? Description of Approach

The Board of Directors should specifically assume responsibility for identification of principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage these risks.

Yes

The Board is responsible for understanding and overseeing compliance with processes that are in place to mitigate the principal risks associates with the Company’s business on an ongoing basis, and it is the responsibility of management to ensure that the Board and its committees are kept well informed of these changing risks on a timely basis.  The principal risks of the Company are those related to metal prices, availability of finance and technical risk associated with exploration.

The Audit Committee of the Board reviews the Company’s financial risk management policies and procedures and reports to the Board on these matters on a quarterly basis.  The Board also receives and reviews periodic technical reports, business reports and legal agreements/negotiations.

Guideline 1(c) Does the Company align? Description of Approach

The Board of Directors should specifically assume responsibility for succession planning, including appointing, training and monitoring senior management

Yes

The Board chooses the President and Chief Executive Officer and approves the appointment of senior management.  It approves corporate objectives and compensation of the Chief Executive officer.  The Board reviews and assesses the performance of the President and Chief Executive Officer and based on the review, approves salary, bonus and incentive stock options to the President and Chief Executive Officer.  The Board encourages senior management to participate in professional development and training programs.

Guideline 1(d) Does the Company align? Description of Approach

The Board of Directors should specifically assume responsibility for Communications Policy

Yes

The Board approves the Company’s major communications, including annual and quarterly reports.  Policy requires accurate and timely disclosure of all important information.  The Company has an Investor Relations Manger for direct communication with investors to maintain a current website (www.atna.com) and to respond to toll-free calls (1-800-789-2862) and e-ail (atna@atna.com) and filings via SEDAR (www.sedar.com).

Guideline 1(e) Does the Company align? Description of Approach

The Board of Directors should specifically assume responsibility for the integrity control and management information systems

Yes

The Audit Committee requires management to implement and maintain appropriate systems of internal controls and meets with the Company’s CFO, in executive sessions and with management, on at least a quarterly basis to oversee the effectiveness of these systems.  In addition, the Company’s President and Chief Executive Officer and Chief Financial Officer provide certificates relating to the contents of the Company’s quarterly and annual reports, which are filed with securities regulatory authorities, stating that they have evaluated and reported on the effectiveness of the Company’s internal and disclosure control procedures.

Guideline 2 Does the Company align? Description of Approach

The board of directors should be constituted with a majority of individuals who qualify as “unrelated” directors.  An unrelated director is a director who is independent from management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to , materially interfere with the director’s ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding.

Yes

The Board reviews at least annually the existence of any relationships between each director and the Company to ensure that the majority of directors are unrelated to and independent of the Company.  The Board has determined that the “unrelated” directors have no material relationship with the Company.

Guideline 3 Does the Company align? Description of Approach

The board of directors has the responsibility for applying the definition “unrelated director” to circumstances of each individual director and for disclosing annually the analysis of the application of the principles supporting their conclusion.  Management directors are related directors.

Yes

David H. Watkins, the President and Chief Executive Officer of the Company, is not an unrelated director.

The Board has determined that the remainder of the directors are unrelated directors.  None of such directors works in the day-to-day operations of the Company nor has an interest, business or other relationship that could or could reasonably be perceived to materially interfere with his ability to act in the best interests of the Company.  None of such directors receives compensation from the Company, other than by way of incentive stock options.  The Board monitors the contribution and independence of directors and any potential for conflicts of interest.  Due to the specialized nature of the Company’s business, the Company believes that it is important for its Board to be composed of qualified and knowledgeable directors.  The Board has taken these factors into consideration in making its determination of independence.

Guideline 4 Does the Company align? Description of Approach

The board of directors should appoint a committee of directors composed exclusively of outside i.e. non-management directors, a majority of whom are unrelated directors, with the responsibility for proposing to the full Board of new nominees and for assessing directors on an ongoing basis.

No

The Board as a whole is responsible for proposing new nominees for the position of directors.  The Board annually reviews the general and specific criteria applicable to candidates to be considered for nomination.  The objective of this review is to maintain the composition of the Board in a way that provides the best mix of skills and experience to guide the long-term strategy and ongoing business operations of the Company.  New nominees must have experience in the industry or experience in general business management of similar size and scope as the Company’s, the ability to devote the time required, and a willingness to serve.

Guideline 5 Does the Company align? Description of Approach

Every board of directors should implement a process to be carried out by a nominating committee or other appropriate committee for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors.

No

The Board as a whole is responsible for making an annual assessment of the overall performance of the Board and its committees.

Guideline 6 Does the Company align?	Every company should provide an orientation and education program for new recruits to the board, No. The Company’s small size makes such a program unnecessary.
Guideline 7 Does the Company align? Description of Approach

Every board of directors should examine its size and, with a view to determining the impact of the number upon effectiveness, undertake where appropriate, a program to reduce the number of directors to a number which facilitates more effective decision-making.

Yes

The Board as a whole  is mandated to review the size and composition of the Board from time to time.   The Board has determined that, at present, it is in the best interests of the Company to maintain a smaller Board, in the range of four to six.  It is the Board’s belief that this range is currently sufficient to provide a diversity of expertise and opinions and to allow effective committee organization, yet small enough for efficient meetings and decision-making.

Guideline 8 Does the Company align? Description of Approach

The board of directors should review the adequacy and form of compensation of directors and ensure the compensation realistically reflects risks and responsibilities involved in being an effective director.

Yes

The Compensation Committee reviews the compensation of the directors on an annual basis, taking into account such matters as time commitment, responsibility and compensation provided by comparable companies, and makes a recommendation to the Board for approval annually.  At the present time, directors are compensated for serving as directors only in the form of incentive stock options.

Guideline 9 Does the Company align? Description of Approach

Committees of the board of directors should generally be composed of outside directors, a majority of whom are unrelated, although some committees, such as the executive committee, may include one or more inside directors.

Yes

The Board believes that, as a matter of policy, there should be a majority of outside, unrelated and independent directors on each of the committees.  The Audit Committee and the Compensation Committee are composed entirely of outside, unrelated and independent directors.

Guideline 10 Does the Company align? Description of Approach

The board of directors should expressly assume, or assign to a committee, responsibility for, developing the company’s approach to governance issues, including the response to the TSX Guidelines.

Yes

The mandate of the Board includes responsibility to undertake initiatives that are needed to help deliver effective corporate governance.  The Board is responsible for reviewing the overall governance principles of the Company and monitoring the Company’s disclosure, including this statement of corporate governance practices.

Guideline 11 Does the Company align? Description of Approach

The Board of Directors, together with the CEO, should develop position descriptions for the Board and for the CEO, involving the definition of the limits to management’s responsibilities.  In addition, the Board should approve or develop the corporate objectives which the CEO is responsible for meeting.

Yes

The Board operates under written terms of reference while retaining plenary power.  Any responsibility not delegated to management or a committee of the Board remains with the Board.

The Board has approved terms of reference of the position of the President and Chief Executive Officer, which defines the President and Chief Executive Officer’s duties  and responsibilities.  These duties include:

-

the development and recommendation of strategic plans to the Board that provide for the Company’s growth and overall success, including involving the Board in the early stages of strategy development;

-

the implementation of business and operational plans;

-

reporting regularly to the Board on the overall progress and results against operating and financial objectives; and

-

the commitment of corporate resources and entrance into agreements in the ordinary course of business in order to pursue the approved strategies of the Company, with the proviso that major commitments, exposures and risks are reported to the Board on a regular and timely basis.

The Board annually reviews and approves the President and Chief Executive Officer’s personal performance objectives and reviews with him his performance against the previous years objectives.

Guideline 12 Does the Company align? Description of Approach

The board of directors should have in place appropriate structures and procedures to ensure that the board can function independently of management.  An appropriate structure would be (i) appoint a non-management chair or (ii) adopt alternate means such as a lead director.

Appropriate procedures may involve the board meeting on a regular basis without management or assigning the responsibility of administering the board’s relationship with management to a committee of the board.

Yes

The Board has the responsibility to ensure that the Board functions independently of management.  The Board has appointed a Chairman.  The Board’s  responsibilities include the review of the Company’s structures and procedures to ensure the Board is able to function independently of management and that it does so function.  In addition, the Board  monitors the quality of the relationship between management and the Board and recommends improvements as deemed necessary or desirable.

At the conclusion of each Board meeting, and if deemed appropriate by the Chairman, non-management directors meet without the present of management to discuss the issues that have arisen at the meeting and other matters of interest.

The Board, as a matter of policy, appoints the Chairman in a non-executive capacity.

Guideline 13 Does the Company align? Description of Approach

The audit committee of every board of directors should be comprised only of outside directors.  The roles and responsibilities of the audit committee should be specifically defined so as to provide appropriate guidance to committee shareholders.  The audit committee should have direct access to internal and external auditors and the committee’s duties should include oversight responsibilities for management reporting on internal controls.  In addition, the audit committee should ensure that management has an effective system of internal control.

Yes

All four members of the Audit Committee are outside, unrelated and independent directors.  All members of the Audit Committee are financially literate as defined under the Canadian Audit Committee Rules and the Proposed Canadian Governance guidelines.

The charter of the Audit Committee specifically defines the committee’s roles and responsibilities and is summarized elsewhere in this Information Circular.

Guideline 14 Does the Company align? Description of Approach

The board of directors should implement a system that enables an individual director to engage an outside advisor at the expense of the Company in appropriate circumstances. This engagement should be subject to approval by an appropriate committee of the board.

Yes

The Company recognizes that individual directors may desire the services of an independent advisor or expert to assist in matters involving their respective responsibilities as Board or committee members. The Board has determined that any director who wishes to engage an outside advisor at the expense of the Company may do so if he or she first advises the Board.  As well, each committee charter specifically authorizes such committee to engage outside experts as it deems necessary to carry out the committee’s duties.